EXHIBIT 10.1
August 11, 2017
Mr. Ray Hemmig
______________.
Allen, TX 75xxx

Dear Mr. Hemmig,

This appointment letter (the "Letter Agreement") shall record all the agreements and understandings between MobileSmith, Inc., a Delaware Corporation (the "Company") and Mr. Ray Hemmig (the “Board Member” or “You”), in connection with your appointment as an Advisor and Board Member of the Company in a non-executive capacity and for the other purposes listed hereunder.

Subject to Company's shareholders’ approval and your execution below, the terms of your engagement with the Company will be as follows:

1.
Advisory Services. You will serve as a member of the Company's board of directors and advise the Company's management at reasonable times, on matters related to Company’s actual and planned business, as requested by the Company, including without limitation: (i) corporate strategy, marketing and business development aspects, and product positioning; (ii) advise the Company's CEO (as defined below) on the strategy and business development of the Company; (iii) use your contacts to connect the Company with high level customers, strategic partners and/or Potential Acquirers (as defined below); and (iv) assist the Company's CEO in closing transactions with Potential Acquirers and other business partners and/or large customers (the tasks listed above are collectively referred to as the “Board Services”).
2.
Scope. You will be expected to devote such reasonable time as may be necessary in order to render the board member services to the Company in a good manner. Company's expectation is that you will attend each meeting (either in person or via telephone) of the board of directors/advisors, provided however that you will not be required to arrive in person to more than one board meeting or meetings outside of the USA per annum. As part of your Board Services you will allocate at least one call per month with management of the company. Once a quarter you will be required to attend the Board of Directors meeting either on the phone or in person.
3.
Fiduciary Duty. You will be subject to all duties, rights and responsibilities under the Company’s articles of incorporation as shall be in force from time to time and under any applicable law.
4.
Options. In consideration for the Board Services and subject to the approval of the board of directors of the Company, the Company will grant You Options to purchase 338,146 Shares of the Company (the “Options”) which constitute as of the date hereof 0.67% of the total shares of the Company on a fully diluted basis (subject to adjustment to reflect any share dividend, share split or other similar event). The exercise price of the Options shall be USD $1.5 (or market price as of the day of signing this Agreement). The Options shall vest on a quarterly basis over a period of 3 years (0.0559% every three months) beginning on July 1, 2017 (the "Date of Grant"). The term of the options will be 7 years beginning July 1, 2017.
5.
Acceleration. In the event that following the Date of Grant there shall occur a: (i) consolidation or merger of the Company (where the Company is not the surviving entity or in which the shareholders of the Company immediately prior to the transaction possess less than 50% of the voting power of the surviving entity); or (ii) sale of all or substantially all of Company's assets or shares, or (iii) consummation of an initial public offering of Company’s securities (each, a “Triggering Event”), then vesting of the Options shall be accelerated, so that upon consummation of such Triggering Event, all Options under Section 4 above shall immediately and automatically vest; provided, however, that this Letter Agreement has not expired or terminated prior thereto. Board member shall have no more than 30 calendar days from the announcement of the Triggering Event to exercise his Options or he shall forfeit any right and/or Options.
6.
Additional Compensation.
6.1.
Monthly retainer of USD 2,500 paid with bank check or wire transfer.
7.
Each party shall bear its own costs and expenses associated with its responsibilities hereunder. Notwithstanding the above, the Company shall bear any reasonable expenses actually incurred by You in connection with the performance of the Board Services and/or Advisory Services, provided that such expenses are approved in advance by Company’s CEO in writing and against validly issued receipts. Each party shall bear its own tax expenses, and without derogating from the above, the Company shall be entitled, subject to any applicable law, to withhold any taxes from any amount transferred under this Letter Agreement. The Advisor will be solely responsible for any tax liability resulting from any payment or grant of shares/options under this Letter Agreement. You are hereby confirming that you had sufficient opportunity to obtain the advice of a tax counsel prior to executing of this Letter Agreement and fully understood the content of this Section 7.
8.
Your entitlement to the compensation specified in Sections 4-6 shall be the sole remuneration, compensation, commission and/or fee in connection with your engagement with the Company.
9.
You hereby agree and undertake to comply with and observe the terms of the non disclosure undertaking attached hereto as Exhibit A.
10.
Board Member shall not incur or purport to incur any liability or commitment on behalf of the Company or make or give any promises, representations, warranties or guarantees with respect to the Company or the Company's products, except as such are expressly directed by Company in writing.
11.
The Board Member acknowledges that the Company has the exclusive right, interest and title in and to the Company's products and other proprietary information, and shall not, by virtue of this Letter Agreement or otherwise, acquire any proprietary rights whatsoever in or to the products and/or any of the Company's intellectual property rights nor make any representation to having any interest in or to the Company's products and/or any of the Company's intellectual property rights.
12.
The Board Member's rights and obligations hereunder are personal and may not be assigned or delegated to any consultants, representatives, agents or any other person. The relationship between you and the Company is not of an employer-employee nature, and you are, and shall be, an independent Board Member.
13.
No amendment to this Letter Agreement shall be effective unless it is in writing and signed by the CEO or Chairman of the Company.
14.
If you agree to the terms and provisions set forth above, please sign at the designated space below and return one copy of this Letter Agreement to the undersigned.

Very truly yours,
/s/ Randy Tomlin
MobileSmith, Inc.
Chairman of the Board

Acknowledged and agreed:

/s/ Ray Hemmig
Mr. Ray Hemmig

EXHIBIT A - MUTUTAL NON-DISCLOSURE AGREEMENT

THIS MUTUTAL NON-DISCLOSURE AGREEMENT (“Agreement”) is made and entered into as of July 1, 2017 between MOBILESMITH, INC., having its principal place of business at 5400 Trinity Rd, suite 280, Raleigh, NC 27607 (“MobileSmith”), and RAY HEMMIG having his principal place of business at 2405 Bluffs Ln, Allen, TX 75002(“Board Member”). MobileSmith and the Board Member are sometimes referred to individually as a “party” or collectively as the “parties.”

WHEREAS, Each party (the “Disclosing Party”) is in possession of proprietary/confidential information and other information which it desires to disclose to the other party (the “Receiving Party”); and

WHEREAS, the information provided by Disclosing Party to the Receiving Party is not public knowledge but is confidential and will be disclosed only under the terms, and pursuant to the intents and purposes, of this Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Receiving Party. The Receiving Party is an individual, however any of his attorneys or accountants receiving Confidential Information, as defined below, shall be referred to herein as the (“Receiving Party”).

2. Disclosing Party. The Disclosing Party and/or any of its representatives, directors, associates, employees, attorneys or accountants disclosing Confidential Information, as defined below, shall be referred to herein as the (“Disclosing Party”).

3. Representatives. The parties’ authorized representatives (“Authorized Representatives”) are:
MOBILESMITH:
Bob Dieterle
Board Member:
           Ray Hemmig

Unless the Receiving Party’s Authorized Representative states otherwise in writing, Confidential Information is only to be received by the Receiving Party’s Authorized Representative (provided, however, that the Receiving Party’s Authorized Representative may disclose such information to the Receiving Party’s advisors, agents, or representatives in accordance with Section 6(a) below) and unless the Disclosing Party’s Authorized Representative states otherwise in writing, Confidential Information is only to be disclosed by the Disclosing Party’s Authorized Representative.

4. Purpose. The purpose of this Agreement is for the parties to enter into a relationship as described in 3. above, the Disclosing Party may disclose to the Receiving Party certain confidential technical and business information, which the Disclosing Party desires the Receiving Party to treat as proprietary and confidential. The parties hereby agree to treat Confidential Information as described herein.

5. Description of Confidential Information.

a. For purposes of this Agreement (“Confidential Information”) means any and all business, technical, financial know-how, trade secrets, concepts, drawings, data, forecast, intellectual property and other information that is disclosed by the Disclosing Party to the Receiving Party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including without limitation documents or electronic devices). Without the prior written consent of the Disclosing Party or except as otherwise permitted by this Agreement, the Receiving Party agrees not to disclose any Confidential Information or the fact that Confidential Information has been made available to them or that discussions are taking place concerning the Transaction or any of the terms, conditions or other facts with respect thereto to any other person. Except where the confidential nature of the Confidential Information is reasonably apparent, prior to disclosure, the Disclosing Party shall mark written documents as confidential, and indicate the confidential nature of oral or visual disclosures.

b. Notwithstanding Section 5(a) above, Confidential Information shall not include any information which: was publicly known and made generally available in the public domain prior to the time of disclosure by the Disclosing Party; becomes publicly known and made generally available after disclosure by the Disclosing Party to the Receiving Party, through no action or inaction of the Receiving Party and without breaching a duty of confidentiality to the Disclosing Party; is already in the possession of the Receiving Party at the time of disclosure by the Disclosing Party as supported by the Receiving Party’s files and records at the time of disclosure;and the Receiving Party is not otherwise under an obligation of confidentiality with respect to such information;is obtained by the Receiving Party from a third party without a breach of that third party's obligations of confidentiality to the Disclosing Party or any other party; is independently developed by the Receiving Party without use of or reference to the Disclosing Party's Confidential Information; or is required by law, regulation, supervisory authority, stock exchange request or other applicable judicial or governmental order to be disclosed by the Receiving Party, provided that, to the extent permitted by applicable laws, the Receiving Party gives the Disclosing Party prompt written notice of such requirement prior to such disclosure and, if so requested in writing, reasonable assistance in obtaining an order protecting the information from public disclosure. Without the prior written consent of the Receiving Party, the Disclosing Party agrees not to disclose to any third party the fact that the Receiving Party or any of its major shareholders or affiliates is discussing or negotiating for or otherwise participating in or associated with the Transaction as a co-investor or in any other capacity.

6. Use of Confidential Information.

a. Upon receiving Confidential Information under this Agreement, the Receiving Party has a duty to protect such Confidential Information. The Receiving Party shall not disclose Confidential Information to any third party individual, corporation, or other entity without the prior written consent of the Disclosing Party. The Receiving Party shall not use any Confidential Information for any purpose except to evaluate and engage in discussions concerning the Company and shall limit its disclosure to directors, employees, advisors, agents, or representatives having a need to know such information and who have a duty to maintain its confidentiality; provided, however, that in no circumstances shall Confidential Information be communicated to the Receiving Party’s securities trading personnel or agents.

b. Nothing in the Agreement shall prohibit or limit either party’s use of information (including but not limited to, ideas, concepts, know-how, techniques, and methodologies) (i) previously known to it without obligation of confidence, (ii) independently developed by it, (iii) acquired by it from a third party which is not, to its knowledge, under an obligation of confidence with respect to such information, or (iv) which is or becomes publicly available through no breach of this Agreement, and which does not otherwise constitute Confidential Information.

7. Maintenance of Confidentiality. The Receiving Party shall take reasonable measures to protect the secrecy of and avoid any unauthorized use or disclosure of the Confidential Information. Without limiting the foregoing, the Receiving Party shall use at least that degree of care that it takes to protect its own confidential information of a similar nature, but in no event less than reasonable care. The Receiving Party will promptly notify the Disclosing Party in writing of any unauthorized use or disclosure of the Confidential Information of which it is aware.

8. Obligation. While the parties continue their relationship, nothing herein shall obligate either party to proceed to enter into a business relationship with the other party, and each party reserves the right, in its sole discretion, to terminate the discussions contemplated by this Agreement. Any agreement for any such relationship shall be at the discretion of the parties and shall be evidenced by separate written agreements executed by the parties.

9. Return of Materials. At any time at the request of the Disclosing Party, the Receiving Party shall immediately return or cause to be returned to the Disclosing Party the Confidential Information delivered to the Receiving Party and shall not retain any copies or other reproductions, reports, extracts, notes or memoranda thereof (whether written, electronic, magnetic or otherwise). The Receiving Party shall at any time at the request of the Disclosing Party destroy or have destroyed all reproductions, memoranda, notes, reports, extracts and documents and all documents prepared by or in the possession of the Receiving Party or its Representatives in connection with the Receiving Party's review of the Confidential Information, except as required by law. Furthermore, at the request of the Disclosing Party, the Receiving Party shall provide a certificate to the Disclosing Party that the terms and conditions of this paragraph have been complied with. The obligation to return or destroy Confidential Information which is in electronic form ("Electronic Data") shall not apply to such data which has been backed up to a central storage system provided that the Receiving Party and any person to whom Electronic Data is disclosed under the terms of this agreement agrees with the Disclosing Party not to access such data or permit any other person to access it.

10. Term. The obligations of the Receiving Party hereunder shall survive until the earliest of (i) such time as all Confidential Information provided by the Disclosing Party hereunder becomes publicly known and made generally available through no action or inaction of Receiving Party, (ii) the three years anniversary after the date that the Disclosing Party provided the Confidential Information to the Receiving Party or (iii) one year from the termination of discussions among the parties. For the avoidance of doubt, notwithstanding the provisions in this Section 10, the obligations of the Receiving Party under the first sentence of Section 8 above shall be terminated immediately upon the termination of discussions among the parties.

11. Governing Law;Jurisdiction. This Agreement shall be governed by the laws of the State of New York, without reference to conflict of laws principles thereof. Each of the parties agrees that any legal action or proceeding with respect to this Agreement shall be brought exclusively in the courts of the State of Delaware or of the United States in the State of Delaware and waives any objection to venue in any such court or to any claim that any such court is an inconvenient forum.

12. Remedies. The parties agree that in the event of any violation or threatened violation of this Agreement, the injured party shall be authorized and entitled to obtain preliminary and permanent injunctive relief as well as monetary damages available under applicable laws arising from such violation, which rights and remedies shall be cumulative and in addition to any other rights or remedies at law or in equity to which the injured party may be entitled.

THE DISCLOSING PARTY DOES NOT MAKE ANY REPRESENTATION OR WARRANTY WITH RESPECT TO ANY CONFIDENTIAL INFORMATION PROVIDED UNDER THIS AGREEMENT, BUT SHALL FURNISH SUCH CONFIDENTIAL INFORMATION IN GOOD FAITH. WITHOUT RESTRICTING THE GENERALITY OF THE FOREGOING, THE DISCLOSING PARTY DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES, WHETHER WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED WITH RESPECT TO THE CONFIDENTIAL INFORMATION WHICH MAY BE PROVIDED HEREUNDER, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE. THE DISCLOSING PARTY SHALL NOT BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER RESULTING FROM RECEIPT OR USE OF THE CONFIDENTIAL INFORMATION BY THE RECEIVING PARTY.

This Agreement shall bind and inure to the benefit of the parties hereto and their successors and assigns. This Agreement is not assignable and states the entire agreement between the parties as to its subject matter and merges and supersedes all previous communications with respect to their obligations of confidentiality and no addition to or modification of this Agreement will be binding on either party, unless reduced to writing and signed by each party. Any failure to enforce any provision of this Agreement shall not constitute a waiver thereof or of any other provision.

13. Miscellaneous. Both parties acknowledge that this Agreement is valid and legally binding, that it has been executed by an authorized representative and each party, and confirms and ratifies the terms and conditions herein.

In the event that any provision of this Agreement is determined to be invalid, illegal or unenforceable by a court, the remainder of the Agreement shall remain in full force and effect.
Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed to be an original, and all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date and year first above written.

MOBILESMITH, INC.                                                                                      RAY HEMMIG

By: /s/ Bob Dieterle                                                                                                 By: /s/ Ray Hemmig
Name: Bob Dieterle                                                                                                 Name: Mr. Ray Hemmig
Title: Chief Executive Officer

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